UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2009

VIACOM INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32686	20-3515052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway, New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 258-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.01.	Changes in Control of Registrant.

(b)             On May 5, 2009, National Amusements, Inc. (“NAI”), the beneficial owner of a controlling interest in Viacom Inc. (“Viacom” or the “Company”), issued a press release announcing that it has restructured its existing indebtedness on the terms it previously announced and entered into definitive agreements with its creditors. According to the press release, the agreements extend the maturity of the existing indebtedness to December 31, 2010, with certain repayments due in late 2009 and in 2010. In addition, NAI stated that it has pledged substantially all of its assets to secure the restructured indebtedness. NAI’s assets include, among other assets, its shares of Viacom Class A and Class B common stock and the shares of NAI’s wholly-owned subsidiary, NAIRI, Inc., which directly owns the Viacom shares. It is the Company’s understanding that a default under the definitive agreements by NAI could cause a foreclosure with respect to the shares of Viacom common stock subject to the pledge, which could result in a future change of control of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACOM INC.

By:	/s/ Michael D. Fricklas
	Name:	Michael D. Fricklas
	Title:	Executive Vice President, General Counsel and Secretary

Date:	May 5, 2009